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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of MetLife, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-37108, 333-59134, 333-101291 and 333-102306 on Form S-8 and Registration
Statement Nos. 333-61282, 333-61282-01, 333-61282-02 and 333-62782 on Form S-3,
of MetLife, Inc., of our report dated June 23, 2003, appearing in this report on Form 11-K of the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates for the year ended December 31, 2002.

Deloitte & Touche LLP
New York, New York
June 25, 2003